Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Low Duration Bond Portfolio (BR-LO)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
11-03-2014

Security Type:
BND/CORP

Issuer
Barclays PLC (2019)

Selling Underwriter
Barclays Capital Inc

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Barclays Capital Inc., Blaylock Beal Van,
LLC, BMO Capital Markets Corp., Capital
One Securities, Inc., CIBC World Markets
Corp., Mischler Financial Group, Inc.,
Mizuho Securities USA Inc., Multi-Bank
Securities, Inc., PNC Capital Markets LLC,
Santander Investment Securities Inc.,
Scotia Capital (USA) Inc., SMBC Nikko
Securities America, Inc., SunTrust
Robinson Humphrey, Inc., TD Securities
(USA) LLC, Telsey Advisory Group LLC, The
Korea Development Bank, Toussaint Capital
Partners, LLC, U.S. Bancorp Investments,
Inc., Wells Fargo Securities, LLC

Transaction Details
Date of Purchase
11-03-2014

Purchase Price/Share
(per share / % of par)
$99.648
Total Commission,
Spread or Profit
0.325%

1.  Aggregate Principal Amount Purchased
(a+b)
$300,000,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$72,482,000

b.  Other BlackRock Clients
$227,518,000

2.  Aggregate Principal Amount of
Offering
$2,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.15000

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
11-07-2014

Global Syndicate Team Member



Approved by:

Steven DeLaura
Date:
11-07-2014


Global Syndicate Team Member